                                                                    EXHIBIT 16.1




May 15, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated May 10, 2002, of ZymeTx, Inc. and are in agreement with the statements contained in the second and third paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                                   /s/ ERNST & YOUNG LLP